UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2014

VIRTUAL PIGGY, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-53944 (Commission File Number)	35-2327649 (I.R.S. Employer Identification No.)

1221 Hermosa Avenue, Suite 210, Hermosa Beach, California 90254 (Address of principal executive offices, including zip code) (310) 853-1950 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

On February 7, 2014, Virtual Piggy, Inc. (the “Company”) completed a private placement offering to holders of its outstanding warrants for the purchase of shares of common stock (“Warrantholders”), pursuant to which Warrantholders were given the opportunity to immediately exercise all outstanding vested warrants for cash in exchange for (i) the applicable shares of common stock underlying the exercised warrant and (ii) a new two-year warrant, granting rights to acquire an equivalent number of shares of common stock as issued pursuant to the exercised warrant(s), at an exercise price of $1.00 per share (each a “Replacement Warrant”).  Members of the Company’s Board of Directors and the Company’s executive officers were not eligible to participate.

Pursuant to the offering, the Company (i) received aggregate cash consideration of $2,521,143.50 from exercised warrants to purchase 5,042,287 shares of Company common stock and (ii) issued Replacement Warrants to purchase 5,042,287 shares of Company common stock.

The Replacement Warrants are exercisable for a term of two years at an exercise price of $1.00 per share. The Replacement Warrant contains certain provisions that protect against dilution in certain events such as stock dividends, stock splits and other similar events.  The description of the terms of the Replacement Warrant set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Replacement Warrant, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The foregoing securities were sold to a limited number of accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration provided by Section 4(a)(2) under the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Replacement Warrants may not be transferred or sold absent registration under the Securities Act or the availability of an applicable exemption therefrom.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 5, 2014, William P. Lyons and Harold D. Copperman resigned from the board of directors (the “Board”) of the Company, effective immediately.

Also on February 5, 2014, George O. McDaniel III was appointed to the Board as a designee of the holders of the Company’s Series A Cumulative Convertible Preferred Stock.  The Board has not yet determined committee appointments for Mr. McDaniel.

In connection with his appointment to the Board and pursuant to the Company’s 2013 Equity Incentive Plan and its established director compensation program, on February 5, 2014, the Company granted to Mr. McDaniel options (the “Options”) to purchase 250,000 shares of the Company’s common stock. The Options will vest annually over a three year period and be exercisable for a term of five years at an exercise price of $1.10 which is equal to the fair market value on the date of grant.

Mr. McDaniel has not engaged in any transactions with the Company since January 1, 2013 that would require disclosure pursuant to Item 404(a) of Regulation S-K, except that he holds warrants to purchase common stock of the Company (250,000 shares at $0.50 and 200,000 shares at $0.50) that had their respective expiration dates extended by one year as part of a previously disclosed warrant term extension for holders of certain Company warrants effective November 18, 2013.  The expiration dates of such warrants were extended from May 12, 2014 to May 12, 2015 and January 31, 2014 to January 31, 2015, respectively.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits – The following exhibit is filed as part of this report:

10.1	Form of Replacement Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUAL PIGGY, INC.

Date: February 7, 2014	By:	/s/ Joseph Dwyer
Joseph Dwyer
Chief Financial Officer